Exhibit 1
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                               ELECTRIC CITY CORP.

                          SECURITIES PURCHASE AGREEMENT

                            Dated as of June 27, 2003



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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (as it may be amended from time to time, this "Agreement"), is entered into as of June __, 2003 by Electric City Corp., a Delaware corporation (the "Company"), and the purchasers whose names appear on the signature page of this Agreement (each, a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Purchasers shares of its Series D Convertible Preferred Stock, par value $0.01 par value per share ("Series D Preferred Stock"), warrants to purchase shares of Series D Preferred Stock, shares of the Company's common stock, par value $0.0001 ("Common Stock"), and warrants to purchase shares of its Common Stock, all as more fully described herein; and

         WHEREAS, each Purchaser severally and jointly desires to purchase such securities from the Company in the amounts and for the purchase price and otherwise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Ancillary Agreements" means the Series D Warrants, the Common Stock Warrants, the Joinder to the Investor Rights Agreement (and the Investor Rights Agreement as amended thereby) and the Stock Trading Agreement.

                  "Assets" shall have the meaning set forth in Section 5.5 hereof.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law or executive order to close.

                  "Certificate of Designation" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series D Convertible Preferred Stock of Electric City Corp., in substantially the form of Exhibit A hereto, as the same is filed with the Secretary of State of Delaware and as it may be amended from time to time.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended or restated from time to time.

                  "Closing" shall have the meaning set forth in Section 2.2 hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the United States Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

                  "Commission Documents" shall have the meaning set forth in
         Section 5.16 hereof.

                  "Common Shares" means the shares of Common Stock to be issued by the Company to the Purchasers hereunder.

                  "Common Stock" shall have the meaning set forth in the Recitals hereof.

                  "Common Stock Warrants" means the warrants to be issued by the Company to Purchasers to purchase an aggregate of 210,938 shares of Common Stock, as evidenced by Warrant Certificates, as any of the same may be amended from time to time in accordance with the terms thereof.

                  "Common Stock Warrants Issued to Existing Preferred Holders" means the warrants to purchase common stock of the Company which have been issued to each of the Series A Preferred Stock Holders and the Series C Preferred Stock Holder.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Company IP" shall have the meaning set forth in Section 5.13 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Investor Rights Agreement" means the Investor Rights Agreement dated as of July 31, 2001, by and among the Company and the Series A Preferred Stock Holders, as amended by the Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement dated as of November 29, 2001 among the same parties and certain other Persons and by the Joinder and First Amendment to Investor Rights Agreement dated as of June 4, 2002, by and among the same parties, certain other Persons named therein and Richard P. Kiphart, an individual, as amended, restated, modified or supplemented and in effect from time to time.

                  "Joinder to Investor Rights Agreement" means that certain Joinder and Second Amendment to Investor Rights Agreement, substantially in the form of Exhibit B hereto, to be executed and delivered by the parties thereto in connection with Closing hereunder.

                  "Liquidation Amount" shall have the meaning set forth in the Certificate of Designations.

                  "Litigation" shall have the meaning set forth in Section 3.1(e) hereof.

                  "Losses" shall have the meaning set forth in Section 7.1 hereof.

                  "Officer's Certificate" means a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer.

                  "Person" means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "Placement Agent" shall mean Delano Group Securities, LLC.
                   ---------------

                  "Preferred Stock Certificates of Designation" means, collectively, (i) the Certificate of Designations, (ii) the Series A Certificate of Designations, and (iii) the Series C Certificate of Designations.

                  "Purchaser" shall have the meaning set forth in the preamble of this Agreement.

                  "Registration Statement" shall have the meaning set forth in
         Section 4.4 hereof.

                  "Regulatory Approvals" means (a) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances, exemptions, declarations, or clearances from, or filings or registrations with, or reports or notices to, any Governmental Authority, and (b) any and all waiting periods imposed by applicable laws.

                  "Securities" shall have the meaning set forth in Section 2.1 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

                  "Series A Preferred Stock Holders" means, collectively, Newcourt Capital USA Inc., a Delaware corporation, Newcourt Capital Securities, Inc., a Delaware corporation, EP Power Finance L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P., a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company and Leaf Mountain Company, LLC, an Illinois limited liability company.

                  "Series A Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Electric City Corp. which has been filed by the Company with the Secretary of State of Delaware, as it may be amended from time to time.

                  "Series C Preferred Stock Holder" means Richard P. Kiphart, an individual.
                   -------------------------------

                  "Series C Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Electric City Corp. which has been filed by the Company with the Secretary of State of Delaware, as it may be amended from time to time.

                  "Series D Preferred Stock" shall have the meaning set forth in the Recitals to this Agreement.

                  "Series D Warrants" shall mean the warrants to be issued by the Company to Purchasers to purchase an aggregate of 37,500 shares of Series D Preferred Stock, as evidenced by Warrant Certificates, as any of the same may be amended from time to time in accordance with the terms thereof.

                  "Stated Value" of the Series D Preferred Stock shall mean $10.00 per share.

                  "Stock Trading Agreement" means a Stock Trading Agreement, substantially in the form of Exhibit C hereto, dated as of the Closing Date and entered into by the Company and the Purchasers, as the same may be amended from time to time in accordance with the terms thereof.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled, directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                  "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiaries, Taxes for which the Company or any of its Subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law).

                  "Tax Return" means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined, unitary, group or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

                  "Transactions" shall have the meaning set forth in Section 3.1(e).

                  "Transaction Documents" shall have the meaning set forth in
          Section 5.1(b) hereof.

                  "Warrant Certificate" means a warrant certificate evidencing Common Stock Warrants or Series D Warrants, duly executed by the Company and delivered to the Purchaser pursuant to this Agreement, and any replacement certificate issued by the Company in respect thereof pursuant to partial exercise, transfer, loss or mutilation of such warrant certificate, as such original or replacement certificate may be amended and in effect from time to time.

                                   ARTICLE II
                   ISSUE, PURCHASE AND SALE OF THE SECURITIES

         2.1 Authorization of Issuance of Securities. The Company has authorized the initial issuance of (a) 150,000 shares of Series D Preferred Stock, (b) the Series D Warrants, (c) 22,562 Common Shares to be issued hereunder, and (d) the Common Stock Warrants, collectively referred to herein as the "Securities".

         2.2 Purchase and Sale of Securities; Closing. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Purchaser, and each Purchaser severally and not jointly agrees to purchase from the Company, at the Closing (as defined herein), shares of Series D Preferred Stock, Series D Warrants, Common Shares and Common Stock Warrants in the amounts indicated on Schedule I attached hereto with respect to such Purchaser for the aggregate purchase price set forth on Schedule I to be paid by such Purchaser. Subject to the satisfaction or waiver of the parties' respective conditions to closing set forth in Sections 3.1 and 3.2, the closing of the purchase and sale of the Securities (the "Closing") shall take place on June __, 2003, or at such other time and on such other date as the Purchasers and the Company may agree (the "Closing Date"), at the offices of the Company or at such other location as the Purchasers and the Company may agree. At the Closing, the Company will deliver to each Purchaser two or more stock certificates, as such Purchaser may request, registered in such Purchaser's name (or in its nominee name if designated by Purchaser) evidencing the shares of Series D Preferred Stock and Common Stock to be purchased by Purchaser, together with the Series D Warrants and Common Stock Warrants to be purchased by such Purchaser, against payment of the applicable purchase price therefore by wire transfer of immediately available funds to or upon the order by the Company.

                                  ARTICLE III
                              CONDITIONS OF CLOSING

         3.1 Purchasers' Conditions to Closing. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser at the Closing is subject to the satisfaction, as determined by, or waived by, such Purchaser on or before the Closing Date, of the following conditions:

                  (a) Receipt of Securities. Such Purchaser shall have received delivery of the stock certificates and Warrant Certificates evidencing the Securities to be purchased by such Purchaser, duly issued by the Company;

                  (b) Opinion of the Company's Counsel. Such Purchaser shall have received from Schwartz, Cooper, Greenberger & Krauss, Chartered, special counsel to the Company in connection with this transaction, an opinion dated on the Closing Date in form and substance reasonably satisfactory to such Purchaser;

                  (c) Stock Trading Agreement. The Stock Trading Agreement shall have been entered into by the Company and each Purchaser hereunder;

                   (d) No Litigation; No Order. No action, suit or proceeding relating to the transactions contemplated by this Agreement or any Ancillary Agreement (the "Transactions") shall be pending that in the reasonable good faith judgment of such Purchaser (i) seeks to restrain or prevent any of the Transactions and has a reasonable probability of success or (ii) is reasonably likely to have a material adverse effect on the assets, business, prospects, properties, operations or conditions (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement (collectively, "Litigation");

                  (e) Proceedings. On or prior to the Closing Date, all corporate and other proceedings required to be taken under applicable laws, rules and all regulations and all rules of The American Stock Exchange in connection with the transactions contemplated by this Agreement or any Ancillary Agreement shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser;

                  (f) Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date;

                  (g) Officer's Certificate. Such Purchaser shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(k), and 3.1(l) hereof have been satisfied on and as of such date;

                  (h) Secretary's Certificate. Such Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, attaching good standing certificates from the Delaware Secretary of State with respect to the Company and from the respective Secretaries of State for the jurisdictions of incorporation for its Subsidiaries and certifying the authenticity of attached copies of (i) the Certificate of Incorporation and by-laws of the Company and the certificate of incorporation and by-laws of each of its Subsidiaries, in each case as amended; (ii) resolutions of the Board of Directors of the Company approving this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (i) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition by such Purchaser of and payment for the Securities to be purchased by such Purchaser and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (i) shall not be prohibited by any applicable law or governmental regulation,
         (ii) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions to which such Purchaser is subject;

                  (j) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder), any Ancillary Agreement or any other document executed in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall have been obtained and be in full force and effect, and Purchaser and its special counsel shall have been furnished with appropriate evidence thereof; and

                  (k) Insolvency. The Company shall not have made an assignment for the benefit of creditors, nor shall it have filed with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, nor shall there have been filed by the Company or any of its Subsidiaries a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, nor shall there have been filed against the Company or any of its Subsidiaries any such application or petition.

         3.2 Company Conditions to Closing. The Company's obligation to issue and sell the Securities to each Purchaser hereunder at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Receipt of Purchase Price. The Company shall have received from such Purchaser payment of the purchase price to be paid by such Purchaser hereunder by wire transfer of immediately available funds;

                  (b) Acknowledgement and Agreement. The Stock Trading Agreement shall have been entered into and delivered by the Company and all the Purchasers;

                  (c) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that in the reasonable good faith judgment of the Company seeks to restrain or prevent any of the Transactions and has a reasonable probability of success;

                  (d) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition by such Purchaser of and payment for the Securities and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (i) shall not be prohibited by any applicable law or governmental regulation, and (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and

                  (e) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder), any Ancillary Agreement or any other document executed in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall have been obtained and be in full force and effect.

                                   ARTICLE IV
                                CERTAIN COVENANTS

         4.1 Financial Statements and Other Reports. After the Closing Date, the Company agrees to send the following reports to each holder of Series D Preferred Stock:

                  (a) so long as the Company is subject to the requirements of, or otherwise making filings pursuant to, Section 13 or 15(d) of the Exchange Act, within three (3) days after the filing with the Commission, a copy of its Annual Report on Form 10-KSB or Form 10-K, its Quarterly Reports on Form 10-QSB or Form 10-Q, any proxy statements or information statements and any Current Reports on Form 8-K, together in each case with amendments thereto;

                  (b) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries;

                  (c) promptly upon receipt thereof, copies of reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company made by such accountants; and

                  (d) all other information sent to holders of the Common Stock or any other equity security holder.

Without limiting the foregoing, the Company shall deliver to each Purchaser until such Purchaser transfers, assigns (except in the case of an assignment to an Affiliate) or sells all of its Series D Preferred Stock (i) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the following information: consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current fiscal year to the end of such fiscal period and a comparison of each such item to the then current budget, and the balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, certified as to fair presentation by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form; and (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, the following information: statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and accompanied by an opinion of BDO Siedman LP, or another firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of the Company and its consolidated Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and accompanied by a written discussion of operations by management in summary form with respect to such fiscal year, including a comparison to budget.

         Each Purchaser is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this Section 4.1 to any regulatory body having jurisdiction over it that requests such information. Subject to compliance with reasonable confidentiality requirements imposed by the Company, each Purchaser shall have reasonable access to the Company, including its management, and its books and records during regular business hours and is further authorized to request information from and to have access to, at the Company's expense, the Company's independent public accountants. The Company shall request such accountants to make available to any Purchaser such information as such Purchaser may reasonably request.

         Notwithstanding the foregoing, the Company need not provide any Purchaser with any information pursuant to this Section 4.1 which the Company reasonably believes constitutes material, non-public information, unless such Purchaser has entered into an acceptable written confidentiality agreement with the Company.

         4.2 Corporate Existence; Licenses and Permits; Maintenance of Properties. The Company shall at all times use commercially reasonable efforts to do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, and to preserve and keep in force and effect, and cause each of its consolidated Subsidiaries to apply for on a timely basis, all licenses and permits necessary and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         4.3 Securities Exchange. The Company shall use its reasonable best efforts to maintain its Common Stock listing and to continue to have its Common Stock be quoted on The American Stock Exchange or on another national securities exchange, so long as it is subject to Section 13 or 15(d) of the Exchange Act.

         4.4 Best Efforts. The Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper agents, officers and directors of the Company shall take such action.

         4.5 Insurance. The Company shall at all times maintain customary directors and officers insurance in amounts as are customary for other publicly traded companies of similar size.

         4.6 Public Disclosure. The Company shall: (i) on the Closing Date issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the number of shares sold and proceeds therefrom) and any information disclosed to Purchaser which the Company believes may constitute material, non-public information, and (ii) make such other filings and notices in the manner and time required by the Commission, (including filing of this Agreement with the Commission pursuant to the Exchange Act and other actions required to comply with Section 4.3 hereof).

                                   ARTICLE V
                    REPRESENTATIONS, COVENANTS AND WARRANTIES

         The Company represents, covenants and warrants to the Purchaser as follows:

         5.1 Organization; Standing and Qualification of Company and its Subsidiaries; Corporate Authority.

         (a) Each of the Company and each of its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its organization, and has the corporate power to own its property and to carry on its business as now being conducted, is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary, except where such nonqualification or lack of good standing would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

         (b) The execution and delivery by the Company of this Agreement and the Ancillary Agreements (collectively, the "Transaction Documents"), and the performance by the Company of all transactions and obligations contemplated hereby and thereby are within its corporate authority. The execution, delivery and performance of the Transaction Documents and each other agreement contemplated by the terms hereof and thereof and the issuance of the Securities have been duly authorized by all necessary corporate proceedings on the part of the Company. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to equitable principles relating to enforceability. The Common Shares are duly authorized and, when issued, will be validly issued, fully paid and nonassessable and subject to no preemptive rights in favor of other Persons which have not been waived. Assuming the accuracy of the representations of each Purchaser in this Agreement, the Series D Preferred Stock and the Common Shares issuable hereunder will be issued in compliance with all applicable federal and state securities laws. The shares of Series D Preferred Stock issuable upon the exercise of the Series D Warrants are duly authorized and reserved for issuance, and, when issued upon such exercise, will be validly issued, fully paid and nonassessable, and subject to no preemptive rights in favor of other Persons which have not been waived. The shares of Common Stock issuable upon the exercise of the Common Stock Warrants, or the conversion of shares of the Series D Preferred Stock to be issued at Closing hereunder or upon the conversion of shares of the Series D Preferred Stock issuable upon exercise of the Series D Warrants, are duly authorized and reserved for issuance, and, when issued upon such exercise, will be validly issued, fully paid and nonassessable, and subject to no preemptive rights in favor of other Persons which have not been waived. Assuming the accuracy of the representations of each of the Purchasers in this Agreement, when such shares of Series D Preferred Stock and such shares of Common Stock are issued, such shares will be issued in compliance with all applicable federal and state securities laws. The Company has reserved for issuance (i) 210,938 shares of Common Stock issuable upon exercise of the Common Stock Warrants, (ii) 37,500 shares of Series D Preferred Stock issuable upon exercise of the Series D Warrants, (iii) 1,500,000 shares of Common Stock issuable upon conversion of the Series D Preferred Stock to be issued hereunder, and (iv) 375,000 shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock issuable upon exercise of the Series D Warrants.

         (c) Great Lakes Controlled Energy Corporation and Switchboard Apparatus, Inc. are the only Subsidiaries of the Company. Each such Subsidiary is wholly owned by the Company.

         5.2      Capital Stock.

         (a) As of the date hereof, the Company has authorized 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, the Company has 34,125,460 issued and outstanding shares of Common Stock, 2,225,471 issued and outstanding shares of Series A Convertible Preferred Stock and 216,933 issued and outstanding shares of Series C Convertible Preferred Stock. All outstanding shares of the Company Common Stock, the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights and were issued in compliance with all applicable federal and state securities laws.

         (b) Except as otherwise stated in this Section 5.2 or in Schedule 5.2 and except for shares of capital stock reserved for issuance in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class or any stock appreciation rights. Except as stated in Schedule 5.2, no adjustment to the exercise price of any outstanding options or warrants of the Company will be required as a result of the issuance of any of the Securities.

         (c) Except as set forth in Schedule 5.2(c), no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

         5.3 No Defaults. Except as set forth in Schedule 5.3, neither the Company nor any of its Subsidiaries, to its knowledge, is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, law, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any material adverse change in the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement. All Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals. Except as set forth on Schedule 5.3 hereto, since December 31, 2002, none of the Company or any of its Subsidiaries has received any written notice or other written communication from any Governmental Entity regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Regulatory Approval, (ii) any violation of any law by the Company or any of its Subsidiaries, or (iii) any other limitations on the conduct of business by the Company or any of its Subsidiaries.

         5.4 Burdensome and Conflicting Agreements and Charter Provisions. Neither the execution or delivery of the Transaction Documents by the Company, nor the offering, issuance and sale of the Securities by the Company, nor fulfillment of, or compliance with, the terms and provisions of the Transaction Documents, nor the issuance by the Company of shares of Series D Preferred Stock upon exercise of the Series D Warrants, shares of Common Stock upon exercise of the Common Stock Warrants and shares of Common Stock upon conversion of shares of Series D Preferred Stock will, except as set forth in Schedule 5.4, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or require any consent, approval or other action by, or notice to, or filing with, any court or administrative or governmental body or any other Person or pursuant to the Certificate of Incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's Subsidiaries, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

         5.5 Title to Assets, Etc. The Company has good and marketable fee simple title to the assets reflected on the balance sheet set forth on Schedule
5.5 (the "Assets"). Except as set forth in Schedule 5.5, none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company. The real property improvements (including leasehold improvements) and fixtures and equipment of the Company are adequately insured and are structurally sound with no known material defects. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company's business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of the Company. The Assets are valued on the Company's books at or below actual cost less an adequate and proper depreciation charge. The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service tax and fiscal guidelines, if any.

         5.6 Leases. Each of the Company and Great Lakes Controlled Energy Corporation enjoy peaceful and undisturbed possession of all leases material to them. All such leases are valid and subsisting and are in full force and effect.

         5.7 Contracts. Except as set forth in Schedule 5.7, there is no contract, agreement or understanding required to be described in or filed as an exhibit to any Commission Documents that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as set forth in Schedule 5.7, each such contract, agreement and understanding is valid and binding and is in full force and effect and enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or as may be limited by equitable principles relating to enforceability), except in the case of such contracts, agreements or understandings that are by their terms no longer in force or effect. Except as set forth on Schedule 5.7, (a) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by the Transaction Documents, other than such notices, consents and approvals as have been obtained and (b) the Company and/or its Subsidiaries are not in violation of, breach of, or default under any such contract, agreement or understanding nor, to the Company's knowledge, is any other party to any such contract, agreement or understanding.

         5.8 Financial Statements. The Company has furnished the Purchasers with
(a) the balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2002 and the related statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2002, all certified by BDO Seidman LLP, including in each case the related schedules and notes, and (b) an unaudited balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2003 and statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the interim period ended on such date, prepared by the Company and certified by its principal financial officer (item (b) is referred to as the "Interim Financial Statements").

         All such financial statements (including any related schedules and notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements and except for the absence of footnotes to the Interim Financial Statements and except that the Interim Financial Statements are subject to normal year-end adjustments and to adjustments made in the course of an audit that would not in the aggregate be material, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown thereon in accordance with generally accepted accounting principles. The balance sheets and the related schedules and notes fairly present the financial condition of the Company and its consolidated Subsidiaries. Except as set forth in Schedule 5.8, the Company has incurred no material liabilities since March 31, 2003, other than those incurred in the ordinary course. The net income and stockholders' equity statements and the related schedules and notes fairly present the results of the operations of the Company and its consolidated Subsidiaries for the periods indicated.

         Except as set forth in Schedule 5.8, there has been no material adverse change in the assets, business, prospects, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, since March 31, 2003.

         5.9 Actions Pending. Except as set forth in Schedule 5.9 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the sale or issuance of the Securities or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the assets, business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, materially and adversely affect the business, property, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         5.10 Offering of Securities. Assuming the accuracy of the representations of each of the Purchasers in this Agreement, the offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the offering and sale of such Securities by the Company within the registration provisions of the Securities Act. The Company has filed all notices and satisfied all registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Securities or required by the Ancillary Agreements.

         5.11 Placement Agent Fees; Broker's or Finder's Commissions. The Company will pay the Placement Agent a fee equal to 8% of the gross proceeds received from the sale of the Securities at the Closing hereunder. The Placement Agent is controlled by David Asplund, a director of the Company. Other than the fee payable by the Company to the Placement Agent, no broker's or finder's or placement fee or commission will be payable with respect to the sale or the issuance of the Securities contemplated hereby or by the Ancillary Agreements as a result of any act or omission by the Company, and the Company will hold the Purchasers harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities due to any actions or omissions by the Company or its Subsidiaries or any of their respective directors, officers or agents.

         The Company acknowledges that the Placement Agent has served as placement agent for the Company, Duke Capital Partners, LLC, and EP Power Finance, L.L.C. with respect to the sale of securities of the Company (including the securities to be sold hereunder) and that Mr. Asplund is a Purchaser under this Agreement and an Investor under that certain Duke Securities Purchase and Sale Agreement of even date herewith. The Company hereby waives any and all conflict of interest claims against the Placement Agent and/or Mr. Asplund arising from the Placement Agent's simultaneous agency relationship with the Company, Duke Capital Partners, LLC, and EP Power Finance, L.L.C., his status as a Purchaser hereunder and Mr. Asplund's status as a director of the Company.

         5.12 Application of Proceeds. The net proceeds of the sale of the Securities will be used by the Company for working capital and for general corporate purposes.

         5.13     Intellectual Property.

         (a) The Company and its Subsidiaries exclusively own or possess the requisite licenses or rights (on reasonable commercial terms) to use all patents, trade secrets, trademarks, service marks, service names, trade names, copyrights and other intellectual property rights necessary to enable each of them to conduct their respective businesses as now operated (collectively, the "Company IP"). Schedule 5.13(a) sets forth a full and complete list of all intellectual property rights of the Company and its Subsidiaries. There is no claim or action by any Person pertaining to, or proceeding pending, or to the Company's knowledge threatened, that challenges the rights of the Company or its Subsidiaries with respect to any Company IP. To the Company's knowledge, neither the Company's nor any of its Subsidiaries' current and intended products and services infringe on any patents, licenses, trademarks, service marks, service names, trade names, copyrights or other intellectual property rights held by any Person and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that might give rise to any of the foregoing.

         (b) Except as set forth in Schedule 5.13(b), no proceedings or claims in which the Company alleges that any Person is infringing upon, or otherwise violating, any Company IP are pending, and none has been served by, instituted or asserted by the Company or any of its Subsidiaries, nor are any proceedings threatened alleging any such violation or infringement.

         (c) The Company has taken and will take all commercially reasonable actions that are necessary or advisable in order to fully protect the Company IP, in a manner consistent with prudent commercial practice.

         5.14 Taxes. The Company and each of its Subsidiaries has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it. All such Tax Returns were true, correct and complete in all material respects. None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or any of its Subsidiaries, orally or in writing, that such taxing authority will or may audit any such return. The Company and its Subsidiaries have complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to them, and the Company and each of its Subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are adequate to cover any liability of the Company and its Subsidiaries for Taxes through the date hereof. There are no liens for Taxes with respect to any asset of the Company or any of its Subsidiaries, except for liens with respect to Taxes that are not yet due and payable. No taxing authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or any of its Subsidiaries is or may be subject to taxation in such jurisdiction.

         5.15 Insurance. The Company maintains or is covered by valid policies of workers' compensation insurance, product liability insurance, and insurance with respect to its properties and business. The Company currently maintains in full force insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies engaged in similar lines of business. The Company currently maintains key man life insurance for John Mitola in the amount of $5,000,000, which is and will remain in full force and effect through December 31, 2005.

         5.16 Commission Documents. Except as set forth in Schedule 5.16, the Company has filed all registration statements, proxy statements, information statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "Commission Documents"). Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form and the rules and regulations of the Commission. No Commission Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

         5.17 Disclosure. Neither this Agreement nor any other document, certificate or statement prepared by or on behalf of the Company by its authorized representatives or agents and furnished to or made available to the Purchaser in writing by or on behalf of the Company by its authorized representatives or agents in connection herewith, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI
                        REPRESENTATIONS OF THE PURCHASERS

         Each Purchaser represents and warrants, as to itself only, as follows:

         6.1 Investment Purpose. Such Purchaser is purchasing the Securities for such Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Such Purchaser will not resell the Securities except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws. Such Purchaser understands that such Purchaser may bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available.

         6.2 Accredited Investor Status/Organization. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. By reason of his or its business and financial experience, sophistication and knowledge, such Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

         6.3 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and is the legally valid and binding agreement of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. As of the Closing Date, each Ancillary Agreement to which such Purchaser is a party will be the legally valid and binding agreement of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.4 Broker's or Finder's Commissions. Other than the fee payable to the Placement Agent (which will be paid by the Company) no broker's or finder's or placement fee or commission will be payable with respect to the sale or the issuance of the Securities as a result of any act or omission by such Purchaser, and such Purchaser will hold the Company harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities due to any actions of such Purchaser.

         The Purchasers acknowledge that the Placement Agent has served as placement agent for the Company, Duke Capital Partners, LLC, and EP Power Finance, L.L.C. with respect to the sale of certain securities of the Company (including the securities to be sold hereunder) and that Mr. Asplund is a Purchaser under this Agreement and an Investor under that certain Duke Securities Purchase and Sale Agreement of even date herewith. The Purchasers hereby waive any and all conflict of interest claims against the Placement Agent and/or Mr. Asplund arising from the Placement Agent's simultaneous agency relationship with Company, Duke Capital Partners, LLC, and EP Power Finance, L.L.C., his status as a Purchaser hereunder and Mr. Asplund's status as a director of the Company.

                                  ARTICLE VII
                                 INDEMNIFICATION

         7.1 Indemnification by Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, agents, employees and partners (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("Losses") resulting from:

                  (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, or

                  (ii) any legal, administrative or other actions (including actions brought by any equityholders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any of the Transaction Documents or the Securities, the transactions contemplated hereby or thereby, or any indemnified person's role therein;

provided, however, that the Company shall not be liable under this Section 7.1:
(a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld or delayed) or (b) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of such Purchaser's representations in Article VI; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article VII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions; provided, further, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

         7.2 Notification. Each indemnified party under this Article VII shall, promptly (and in any event within 20 days), after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article VII, notify the Company in writing of the commencement thereof. The failure of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party pursuant to this Article VII, except to the extent that such failure causes material prejudice to the Company. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of counsel to such indemnified party (obtained at the expense of the Company), (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article VII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         7.3 Payment. No indemnifying party shall be liable for any amounts paid in a settlement effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the indemnified party's prior written consent, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

         7.4 Investor Rights Agreement. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         7.5 Survival of Provisions of Article VII. The obligations of the Company under this Article VII shall survive indefinitely.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Expenses. The Company agrees to pay, and save each Purchaser harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with:

                  (a) the negotiation and execution of the Transaction Documents and the issuance of the Securities, including all taxes (including any intangible personal property tax, together in each case with interest and penalties, if any, and also including any filing fees payable to any governmental authority, and any income tax payable by any Purchaser in respect of any reimbursement for any such tax or fee) that may be payable in respect of the execution and delivery of the Transaction Documents or the issuance, delivery or acquisition (but not the holding, ownership or transfer) of any of the Securities issued pursuant to this Agreement or any Series D Preferred Stock issuable upon exercise of the Series D Warrants or any of the shares of Common Stock issuable upon exercise of the Common Stock Warrants or pursuant to conversion of shares of Series D Preferred;

                  (b) the cost and expenses, including reasonable attorney's fees, incurred by any Purchaser in enforcing any of his or its rights hereunder, including, without limitation, costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this Section 8.1 shall survive the transfer of any Securities by the Purchasers.

         8.2 Restrictive Legends. The Securities shall each bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A STOCK TRADING AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legends shall be removed by the Company, upon the request of the holder thereof, at such time as the restrictions on the transfer of the applicable Security under applicable securities laws and the obligations imposed on the holder thereof under the Investor Rights Agreement and Stock Trading Agreement, as applicable, shall have terminated.

         8.3 Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of each Purchaser affected thereby to such amendment, action or omission to act.

         8.4 Survival of Representations, Warranties and Indemnities. All representations, warranties, covenants and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution, delivery and performance of this Agreement and the Ancillary Agreements, regardless of any investigation made by the Purchasers or on the Purchasers' behalf.

         8.5 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         8.6 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         (i)      If to the Company, to:             1280 Landmeier Road
                                                     Elk Grove Village, IL
                                                                       60007
                                                     Fax No. 847-437-4969
                                                     Attention:  Chief Executive
                                                     Officer

         (ii) If to a Purchaser: at the address for such Purchaser set forth on Schedule II hereto.

         8.7 Accounting Terms. Unless otherwise set forth herein, all accounting terms and provisions in this Agreement or any Ancillary Agreement shall be construed to be as determined in accordance with generally accepted accounting principles in the United States then in effect.

         8.8 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

         8.9 Headings. The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

         8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         8.11 Non-Business Days. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Agreement.

         8.12 Further Assurances. The Company shall from time to time and at all times hereafter make, do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, that may reasonably be required to effect the transactions contemplated by this Agreement or any Ancillary Agreement.

         8.13 Integration. This Agreement and the Ancillary Agreements, together with the exhibits hereto and thereto, embody the entire agreement by and among the parties hereto with respect to the matters set forth herein and supersede any and all previous agreements, whether oral or written, on the same subject matter.

         8.14 Obligations Several Not Joint. This The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor or other party hereto pursuant thereto, shall be deemed to constitute the Investors and such parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]


         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.



COMPANY:                               PURCHASERS:

ELECTRIC CITY CORP.,                   CINERGY VENTURES II, LLC


By:  /s/John Mitola                  By:/s/R. Foster Duncan
Name: John Mitola                  Name: R. Foster Duncan
Title:Chief Executive Officer     Title: President



                                      SF CAPITAL PARTNERS LTD.


                                      By:  /s/Brian H. Davidson
                                    Name:  Brian H. Davidson
                                   Title:  Authorized Signatory



                                  JOHN THOMAS HURVIS REVOCABLE TRUST


                                      By: /s/John Thomas Hurvis
                                    Name:  John Thomas Hurvis
                                   Title: Trustee



                                        /s/Richard P. Kiphart
                                        Richard P. Kiphart


                                        /s/David R. Asplund
                                        David R. Asplund






                                   SCHEDULE I
                           Securities Being Purchased

            Shares of     Shares of                Shares of       Common
            Series D      Series D    Common       Stock           Purchase
Purchaser   Preferred     Warrants    Stock        Warrants        Price
---------   ---------     --------    ----------   --------        -----------


Cinergy
Ventures    60,000        15,000       9,025       84,375         $600,000
II, LLC

Richard P.
Kiphart    52,500         13,125       7,897       73,829         $525,000


SF Capital
Partners   30,000          7,500       4,512       42,188         $300,000

John Thomas
Hurvis Revocable
Trust       3,750           938          564        5,273         $37,500

David R
Asplund     3,750           937          564        5,273         $37,500







                                   SCHEDULE II

                        Purchasers' Addresses for Notices

Name of Purchaser                                    Address For Notices

Cinergy Ventures, LLC                       139 East 4th Street, 26th Floor
                                                     Atrium II EA610
                                                     Cincinnati, OH  45202
                                                     Attn:  Kevin Kushman
                                                     Kevin.kushman@cinergy.com
                                                     Telephone: 513-287-1245
                                                     Facsimile:  513-287-4090

Richard P. Kiphart                                   c/o William Blair & Co.
                                                     222 W. Adams Street
                                                     Chicago, IL  60606
                                                     Telephone: 312-364-8420
                                                     Facsimile:  312-236-1655
                                                     rpk@wmblair.com
                                                     ---------------

SF Capital Partners, Ltd.                   C/o Stark Asset Management, LLC
                                                     3600 South Lake Drive
                                                     St. Francis, WI  53235
                                                     Telephone: 414-294-7016
                                                     Facsimile:  414-294-4416
                                                     Attn:  Brian Davidson
                                                 bdavidson@starkinvestments.com
                                                     ---------------------------

David R. Asplund                            c/o Delano Group Securities, LLC
                                                     141 W. Jackson Blvd,
                                                     Suite 2176
                                                     Chicago, IL  60604
                                                     Telephone: 312-583-1950
                                                     Facsimile:  312-583-1949
                                                  dasplund@delanosecurities.com
                                                     ---------------------------

John Thomas Hurvis Revocable                John Thomas Hurvis, Trustee
Trust Dated March 8, 2002                   C/o Old World Industries
                                                     4065 Commercial Avenue
                                                     Northbrook, IL  60062
                                                     Telephone: 847-559-2000
                                                     Facsimile:  847-559-2100
                                                     Attn:  Tom Hurvis
                                                     averhulst@oldworldind.com
                                                     -------------------------




                                    EXHIBIT A

                           Certificate of Designations




                                    EXHIBIT B

                      Joinder to Investor Rights Agreement





                                    EXHIBIT C

                             Stock Trading Agreement